EXHIBIT 5.1

June 28, 2001

ImageX.com, Inc.
10210 NE Points Drive, Suite 200
Kirkland, WA 98033

Sir/Madam:

    We have acted as counsel to you in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 916,000 additional shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), which may be issued pursuant to the ImageX.com, Inc. 1999 Employee Stock Purchase Plan (the "ESPP").

    In rendering this opinion letter, we have relied as to matters of material fact upon the representations of members of the Company's management; however, we have no reason to believe that any such representations are incorrect or incomplete. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In connection with this letter, we have concerned ourselves solely with the application of the laws of the State of Washington and the laws of the United States, and no opinion is expressed herein concerning the possible effects of the laws of any other jurisdiction.

    Based upon and subject to the foregoing, we are of the opinion that the additional 916,000 shares of Common Stock that may be issued pursuant to the ESPP have been duly authorized and that, upon the issuance of the additional 916,000 shares of Common Stock under the terms of the ESPP, such additional shares shall be validly issued, fully paid and nonassessable.

    The opinions contained in this letter are given as of the date hereof, and we render no opinion as to any matter brought to our attention subsequent to the date hereof. We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and in any amendment thereto.

                      Very truly yours,
                      /s/ Lane Powell Spears Lubsersky LLP
                      LANE POWELL SPEARS LUBERSKY LLP

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